EXHIBIT 99.1

Pacific Green and SSE enter into Energy Optimization Agreement for Pacific Green’s 249MW / 373.5MWh Sheaf Energy Park Battery Development

London, Nov. 21, 2023 (GLOBE NEWSWIRE) -- Pacific Green Technologies, Inc. ("Pacific Green", OTCQB: PGTK) announces that Sheaf Energy Limited, a wholly-owned subsidiary of Pacific Green, has entered into an agreement with SSE Energy Supply Limited (“SSE”) wherein SSE will provide trading and optimization services for the 249 MW / 373.5 MWh Sheaf Energy Park battery energy storage system (“Sheaf Energy Park”) that Pacific Green is developing in Kent, England (the “Agreement”).

Under the terms of the Agreement, Pacific Green will be responsible for the construction, operation and maintenance of Sheaf Energy Park, while SSE will provide optimization services for a 10 year period from the start of commercial operations, which is expected in July 2025.

Scott Poulter, Pacific Green’s Chief Executive, commented: “SSE is one of the UK’s most prominent and reliable energy providers, and we are thrilled to have them trading Sheaf Energy Park for the foreseeable future. Southeast England is an extremely dynamic part of the country’s electrical grid, so partnering with an experienced operator such as SSE will be a big asset towards Sheaf Energy Park’s success.”

Gordon Bell, Managing Director of SSE Energy Markets, said: “As one of the UK’s leading electricity generators, we clearly recognize the crucial role batteries will play in providing backup to renewables. Sheaf Energy Park can be a major contributor to our energy future and we look forward to bringing SSE’s leading markets expertise to bear as we provide trading and optimization services across the next decade.”

Pacific Green recently announced that it has entered into a transaction to sell 100% of the shares in Pacific Green Battery Energy Parks 2 Limited (“PGBEP2”) to Sosteneo Fund 1 HoldCo S.à.r.l. (“Sosteneo HoldCo”). PGBEP2 is the holding company for 100% subsidiary, Sheaf Energy Limited.

Following completion of the transaction, Pacific Green will maintain responsibility for construction, operation and maintenance of Sheaf Energy Park.

About Pacific Green Technologies, Inc.:

Pacific Green is focused on addressing the world’s need for cleaner and more sustainable energy. It offers grid-scale battery energy storage systems, renewable and environmental technologies.

For more information, visit Pacific Green’s website:
www.pacificgreen.com

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the continued development of the Project, any potential business developments and future interest in Pacific Green’s battery, solar and environmental technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the continuation of the development of the Project, general economic and political conditions. These forward-looking statements are made as of the date of this news release, and Pacific Green assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Pacific Green believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in Pacific Green’s annual report on Form 10-K for the most recent fiscal year, Pacific Green’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Scott Poulter, Chairman & CEO
Pacific Green Technologies, Inc.
T: +1 (302) 601-4659